EXHIBIT 23.2

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this amended Form S-1 of our audit report dated February 18, 2013 relative to the financial statements of Mobiquity Technologies, Inc., formerly known as Ace Marketing & Promotions, Inc., as of December 31, 2012 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

December 31, 2014